             ARTICLES OF ASSOCIATION OF A LIMITED LIABILITY COMPANY
                                    LAW 1995

                    PART I.- NAME, OBJECT, DURATION, ADDRESS

ARTICLE 1 - NAME
----------------

A Limited Liability Company to be known as APLICACIONES INDUSTRIALES DE ENERGIAS
LIMPIAS S.L., is hereby set up governed by these Articles, the Limited Liability
Company Act and other applicable provision.

ARTICLE 2 - OBJECT
------------------

The Object of the Company is to promote,  build, manage and develop animal waste plants  with  cogeneration  plants and any other  activity  related to the afore mentioned.  For those activities listed in the Company's Object that may require official  authorisation  or  inscription  in  an  Official  Register,  the  said requirements must be fulfilled before the start of the activities.
Activities that require a specific professional title, the Company must seek the services of a competent  person,  unless one or all of the shareholders  have or could obtain such professional title.

ARTICLE 3 - The Company may carry out in whole or in part the activities  listed
---------
above on their own or through  shareholdings in other companies with the same or similar objects.

ARTICLE 4 - DURATION, COMMENCEMENT DATE, FINANCIAL YEAR END
-----------------------------------------------------------

The duration of the company is indefinite. The Company shall commence trading on the date the deed is granted.
However,   if  any  of  the  activities  should  require   government   licence,
commencement will be on the date that such licence is granted.
The closing date of the financial year shall be the 31st December of each year.

ARTICLE 5 - REGISTERED OFFICE
-----------------------------

The Company's Registered Office is in Zaragoza, Avenida Academia General Militar
N(0)52. The Administrative Body may resolve to move the registered office within the same municipal boundaries. It could also resolve to create, modify or cancel branches,  agencies or offices in national  territory or overseas if the company sees fit to do so.

                          PART II - REGISTERED CAPITAL

ARTICLE 6 - The registered capital is THREE THOUSAND AND TEN EUROS, divided into
---------
three  thousand and ten shares,  equal,  cumulative and  indivisible  with a par value of One Euro  ((euro)1)each,  numbered  from One to Three  Thousand and Ten inclusive,  that shall not be incorporated into negotiable  documents nor called shares.

                                PART III - SHARES

ARTICLE 7 - Each share  confers upon its holder the  condition  of  shareholder,
---------
giving him the rights and  obligations  set out by Law, by this Articles and any company agreement dully adopted.

Shareholder  status  will be lost on  transfer  of  shares  or by  dismissal  or exclusion.

ARTICLE 8 - Company  share  transfers and rights in rem of pledge vested on them
---------
will be recorded in a public  document.  The  constitution  of any other type of right in rem different to that mentioned in the last paragraph shall be recorded in a public deed.

ARTICLE 9 - The Company  shall keep a Share  Register  containing  the  personal
---------
details of  shareholders,  shares  held and any  changes  arising.  It will also reflect  any stamp duty or charges  upon them.  The  shareholder  and holders of pledges or charges over the shares have a right to obtain a certificate of their shares  registered  in their  names.  However,  these  certificates  could never substitute the purchasing title deed.

ARTICLE  10  -  Shares  may  be   transferred   without   restriction  to  other
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shareholders,  spouse, children or other relatives by acts inter vivos or mortis causa.  This also applies to shares  transferred  to companies  belonging to the same group as the transferor.

ARTICLE 11 -
------------

1.- Any shareholder intending to transfer voluntarily by acts inter vivos to any person not  included  in the above  Article,  must give notice in writing to the
Administrative Body, stating the number of shares he wishes to sell, the name of the person or persons of the buyer or buyers, the sale price and any other terms of the transfer.

2.- The Administrative  Body shall notify the other shareholders  within 15 days after receiving the  communication  of the intended  transfer.  The shareholders could opt to buy the shares within 15 days following notification.

3.- After  this two  periods  have  elapsed,  and in any case 30 days  after the company receives the communication,  if no shareholder has exercise his right to buy the  preferential  shares or has  specifically  relinquish  his  right,  the transferor  will be free to transfer his shares  within the following two months
to  the  person,   at  the  price  and  under  the  conditions   stated  in  the
communication.

4.- If more than one  shareholder  is interested  in buying the shares  offered, allocation  between them shall be  proportionate to the number of shares held by each; if in order to keep the proportion, any of the shares were to be allocated pro indiviso to several  shareholders,  this could be avoided by allocating  the excess to the person  with the highest  quota and in the case of several  having the same it will be allocated by a draw. The  transferor  could not be forced to transfer by this method a lower number of shares that he intended to transfer.

5.-  Shareholders  wishing  to buy shares  offered,  they may do so at the price stated by the transferor to the company.  However, if they consider the price to be  excessive,  the sale  price  shall be set by the  Company  Auditor or by the person  appointed  voluntarily  by the  seller  and the  buyer.  If  there is no agreement,  the final  sale price  will be set by an  auditor  appointed  by the
Companies Register of the company's registered office district at the request of an interested  party. The auditor's fee will be paid by the Company.  If payment of the whole or part of the shares were to be deferred it will be  necessary  to previously obtain a banks warranty for the deferred payment.

6.- The  rules  set  above  will  also  apply  for  fixing  the  price of shares transferred onerously or free of charge.

7.- In the case of shares in public limited companies or partnerships their real value  will be that set by an  independent  expert  appointed  by the  Companies
Register.

ARTICLE  12 -  In  the  case  of  compulsory  transfer  of  company  shares  the
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shareholders  shall have a right to buy them  within 30 days of the notice  been given in the manner provided by law.

ARTICLE 13 - After  death of any of the  shareholders,  the heir or  beneficiary
----------
will have shareholder  status. If the heir or beneficiary is a person not listed in  Article  10,  the  remainder  shareholders  will  have a  right  to buy  the deceased's  shares at the value they had on the date of death which will be paid up in cash.  The value will be ruled by the  provisions set out in Law's Article
100 and the purchase shall be carried out within a maximum of 2 months from date of notice given in writing by the  beneficiaries  to the company.  The notice in writing is compulsory.

ARTICLE 14-  COMPANY BODIES
---------------------------

The Company will have a General Meeting and an  administrative  body.  These two bodies  when no  provision  is set  herein,  will  be  governed  by The  Limited
Liability Company Law.

ARTICLE 15 - GENERAL MEETING
----------------------------

The  shareholders  assembled at the General Meeting shall discuss and agree upon by a majority vote in matters within its  jurisdiction  as determined by law and these  Articles.  The  matters  specified  in  Article  21 are  reserved  to the competence of the Meeting.

ARTICLE 16- CALLING THE GENERAL MEETING
---------------------------------------

1. The General Meeting shall be convened by the  Administrative  Body or, in its case by the Company's liquidators.

2. The calling  notice shall be sent out  individually  to each  shareholder  by recorded  delivery to the address  appearing in the Share Register.  At least 15 days shall elapse between calling a General Meeting and its planned date.

3. The calling notice shall be signed by the Chairman of the Company's Board.

ARTICLE 17-VENUE
----------------

The  General  Meeting  shall be held at the place and address  indicated  in the notice.  If the notice does not indicate the venue,  it will be understood  that the Meeting will be held at the Company's Registered Office.
The General Meeting shall be quorate to transact any business,  without the need for a  previous  call,  provided  that  all the  share  capital  is  present  or represented  and all those  present  unanimously  agree to hold the  Meeting and accept the Agenda.

The Universal Meeting may be held in any place within national territory.

ARTICLE 18-ATTENDANCE AND REPRESENTATION
----------------------------------------

1. The holder of one or more  shares  recorded in the  Shareholders  Register or those who have  advised  the  company of shares  acquired  before the Meeting is held, may be present at the General Meeting.

2. Members may be  represented  at the General  Meeting by another  shareholder, spouse, descendant, other relation or a person who has power of attorney granted by  notarised  document  with  powers  to  administer  all the  assets  that the represented shareholder might have in national territory.

3. The Chairman and  Secretary of the General  Meeting shall be appointed by the shareholders at the start of the Meeting.

4. The Chairman shall be assisted by the Secretary.  The person appointed by the shareholders at the start of the Meeting will be the Secretary.

5. If the  presence  of a notary  has been  requested,  he will form part of the board at the General Meeting.

ARTICLE 19- ATTENDANCE LIST
---------------------------

Before  beginning the Agenda,  the Secretary of the General  Meeting will make a list of those present at the meeting,  in which it will be shown the name of the shareholders  present and of those  represented  and their  proxies,  as well as stating the  corresponding  number of shares.  If the list of  attendees  is not shown  at the  beginning  of the  Minutes  of the  General  Meeting,  it will be attached  thereto  by means  of an  annexe  signed  by the  Secretary,  with the
Chairman's countersignature.

ARTICLE 20- GENERAL MEETING PROCEDURES
--------------------------------------

1. Once the  Attendance  List has been drawn up, the Chairman  shall declare the
General Meeting quorate, if appropriate, specifying whether it may start to deal with all the  matters  included  on the  Agenda or  otherwise  on which  matters discuss and resolve.

2. The Chairman shall refer to discussion the business included on the Agenda as they appear therein.

3. Every  person with the right to attend may  intervene  in the  discussion  at least once in connection with each one of the points on the Agenda,  even though the Chairman of the General Meeting may lay down the order of contributions  and limit at any time the maximum duration of each of them.

4. Once the Chairman considers a matter sufficiently  discussed, he shall put it to the vote.

ARTICLE 21- ADOPTION OF RESOLUTIONS
-----------------------------------

1. The resolutions  will be adopted by the majority of valid votes provided that they represent one third of the votes corresponding to the shares into which the capital is divided. Blank votes will not be counted.

2. Removal of members of the Board will require votes in favour of two thirds of the votes corresponding to the shares into which the capital is divided.

3. A favourable vote of two thirds of the votes corresponding to the shares into which  the  capital  is  divided  will also be  required  for the  exclusion  of shareholders and also for resolutions relating to authorisation for directors to engage  on their  own or on  someone  else's  behalf  in the  same,  similar  or complementary kind of activity included in the Company's Object.

4. Notwithstanding the foregoing paragraphs, votes in favour of 75% of the votes corresponding  to the shares  into which the share  capital is divided  shall be required for:

1)   Resolutions to increase or reduce  capital and any other  alteration of the
     Company's Articles, including modification of the Company's Object.

2)   Company liquidation resolutions.

3)   Modification  of the  type of  administrative  body and the  number  of its members;

4)   Resolutions on the purchase, sale or redemption of treasury shares;

5)   Resolutions relating to the Company's insolvency situations;

6)   Resolutions for the distribution of dividends;

7)   Resolutions on the  appointment  and removal of auditors when  appropriate, without prejudice to statutory provisions;

8)   Approval of the annual accounts;

9)   Resolutions on the conversion,  merger or de-merger of the Company, removal of the right of priority in capital increases.

5. With  respect to decisions on the  Company's  net profits,  it will be deemed that  they  are  to  be  distributed,  where  appropriate,  every  year  between shareholders,  subject  to  resolution  by  votes  against  of 75% of the  share capital,  in accordance  always with the approved balance sheet and complying at all times with the formalities to be made previously, in accordance with the law in force.

ARTICLE 22 - THE ADMINISTRATIVE BODY
------------------------------------

1. The General Meeting will decided on the way the Company should be managed, in accordance  with the  provisions  set by law, by a Board of Directors made up by six directors.

2. The  authority  to appoint  directors  resides  exclusively  with the General
Meeting.

3.  Alternate  directors  may be appointed in case one or more of the  directors should resign for whatever reason.

4.   Shareholder   status  is  not  required  to  be  appointed  member  of  the
Administrative Body.

5. The Administrators shall be in office for an indefinite period of time.

6. The office of Administrator is not remunerated.  The Board of Directors shall appoint its Chairman and,  optionally,  one or more Vice-Chairmen.  If there are several  Vice-Chairmen,  each of them should be numbered. The priority of number should be determined by the order in which the Vice-Chairmen  shall deputise for the Chairman in cases of absence, incapacity or vacancy.

7. The  Board of  Directors  shall  appoint  a  Secretary  and,  optionally,  an
Assistant  Secretary,  this  appointment  could  fall  on  persons  who  are not directors,  in which  case they will have a right to speak but not to vote.  The
Assistant  Secretary  shall  deputise  for the  Secretary  in cases of  absence, incapacity or vacancy.

ARTICLE 23- ADMINISTRATION POWERS
---------------------------------

1. The  representation  of the  Company,  in and out of court,  is vested on the
Administrative  Body and should  extend to all acts  included  in the  Company's
Object.

2. The  Administrative  Body has  authority  in  whatever  matters  refer to the
Company's management,  representation and administration,  including all type of acts of disposition.

3. The power of  representation,  in and out of  court,  should be vested on the
Administrative body in the manner laid down by law.

ARTICLE 24- NOTICE CONVENING THE BOARD OF DIRECTOR
--------------------------------------------------

1. The Board of Directors  shall be called by the Chairman  when he sees fit, or in the event of the Chairman's death, absence,  incapacity or inability,  by the
Vice-Chairman.  At least one meeting  must be held every three  months.  It will have to be  necessarily  called at the request of one of the  directors.  In the event of fourteen days having elapsed from reception of the request, without the
Chairman  having  called  the  meeting,  the  member of the board  that made the requested shall call the meeting himself.

2. The calling notice shall include the Agenda.

3. The  notice  shall be sent by  recorded  delivery  letter  to each one of the members of the Board at the address stated on the Company's Register at least 15 days prior to the date scheduled for the meeting.

No notice will be necessary  if all members of the Board of Directors  have been called at the previous meeting.

4. The Board shall be considered  quorate without the need for notice if all its members, present or represented, unanimously agree to hold the meeting.

5. A written  ballot  outside a meeting  shall be allowed  only when no director objects to this procedure.

6. The Board of Directors  shall hold its meetings at the  Company's  Registered
Office,  except  when  any  other  venue is  indicated  in the  notice.  Notices indicating a place abroad shall only be valid if no director objects thereto.

7. The Board of Director shall be validly  constituted to discuss and resolve on any matter when the meeting is attended by the majority of its members,  present or represented,  nominated  accordingly by of the General Meeting,  even if said number has not been covered in its entirety or when vacancies have  subsequently arisen. Members of the Board of Directors may only appoint another member of the
Board to represent them.  Representation  will have to be granted in writing and for each meeting specifically.

ARTICLE 25- Procedure for  Discussing  and Adopting  Resolutions by the Board of
--------------------------------------------------------------------------------
Directors
---------

The Board of Directors could discuss and adopt resolutions in matters within its competence even when they are not included on the Agenda sent with the notice.

The Chairman  shall refer to  discussion  matters on the Agenda,  either if they were previously set out or added at the start of the meeting. Any of the members of the Board  shall,  prior to the  meeting or in the course  thereof,  have the right to refer to discussion  and voting any other matter in the order  directed by the Chairman at his reasonable discretion.

Once the Chairman considers a matters sufficiently discussed, he shall put it to the vote, each member of the Board,  present or  represented,  being entitled to one vote.

Resolutions  shall be adopted by a straight majority of members of the Board who have attended personally or by proxy.

Notwithstanding  the above, the adoption of resolutions  relating to the matters set out bellow shall  require the votes in favour of five out of the six members of the Board of Directors:

1)   Raising  new  loans,  except  the normal  ones for the  ordinary  course of business.

2)   Any modification, cancellation or renewal of Company contracts.

3)   Giving  guarantees of any type except those  contemplated  by the Financial
     Documentation.

4)   Without prejudice to the foregoing paragraphs, the granting of mortgages or any other type of collateral or personal security,  as well as charging the assets or the income received for whatever reason by the Company.

5)   Granting  loans to third  parties  except those  necessary for the ordinary course of business.

6)   Entering  into  contracts  with  any   shareholder  or  any   shareholder's
     affiliated business.

7)   Make use of any tangible asset of the Company.

8)   Take part in transactions outside the ordinary course of business.

9)   To instigate and plan to contend or defend in respect of any judicial claim or arbitration procedures.

10)  To approve and modify budgets.

11)  To incur any expenditure that exceeds that budgeted for, except in cases of proven urgency or by a legal or contractual obligation validly entered into in accordance to these Articles.

12)  To hire personnel.

13)  Purchase or dispose of shares or interests in other companies.

14)  Enter into long term  contract  which require a  cancellation  notice of at least three months or those with  responsibilities  not clearly  defined at the time of signing or those that entail serious risk for the Company.

15)  To enter into contracts with an overall return for the Company of more than
     5.000.000 Pesetas.

ARTICLE 26- Delegation of Powers
--------------------------------

1. The Board of Directors  may delegate in a permanent  way,  part or all of its powers  on an  Executive  Committee  and  one or  more  Managing  Directors  and determine  the members of the Board  itself who will form part of the  delegated body.

2. The  permanent  delegation of powers and the election of members of the Board to this end, will require to be valid votes in favour of two thirds of the board members appointed by the General Meeting, even when all the post are not covered or when vacancies have taken place.

3.  Managing  directors  will have the express duty to report to each one of the members of the Board about the day to day management of the Company.

ARTICLE 27.- Winding up and liquidation
---------------------------------------

The Company will be wound up on the grounds set out by Law.

Upon the Company  being wound up, all  directors  with a valid  appointment  and registered at the Mercantile  Register will  automatically  become  liquidators, except when the Company has appointed  others at the winding up  agreement.  The liquidators  shall act internally  according to the regulations of the structure of the administrative body at the time.

If the Company is wound up, the power of  representation  shall be vested on the liquidators jointly,  whatever has been the type of representation vested on the administrative body.